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                                                                     EXHIBIT 3.2

                                  BY-LAW NO. 1

                          A by-law relating generally to the conduct of the affairs of G.G.S. TOOL & DYE LTD.

                                    CONTENTS

1. Interpretation                                 7.  Shares

2. Directors                                      8.  Dividends

3. Meetings of Directors                          9.  Fiscal Year

4. Remuneration and Protection                    10. Notices

5. Officers                                       11. Execution of Documents

6. Meetings of Shareholders

                  BE IT ENACTED as a by-law of

                  G.G.S. TOOL & DYE LTD.

as follows, -'

                                1. INTERPRETATION

         1.01 In this by-law and all other by-laws and resolutions of the Corporation, unless the context otherwise requires:

     (a) "Act" means The Business Corporations Act as amended from time to time;

     (b) "articles" means the articles of incorporation of the Corporation as amended from time to time;

     (c) "board" means the board of directors of the Corporation;

     (d) "by-laws" means all by-laws, including special by-laws, of the Corporation as amended from time to time;

     (e) "Corporation" means this Corporation;

     (f) "person" includes a body corporate, corporation, company, partnership, syndicate, trust and any number or aggregate of persons;

     (g) the singular includes the plural, and the plural includes the singular;

     (h) the masculine gender includes the feminine and the neuter.




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         1.02 All terms defined in the Act have the same meanings in the by-laws and resolutions of the Corporation.

                                  2. DIRECTORS

                  2.01 Powers - The affairs and business of the Corporation shall be managed or supervised by a board of directors who may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the by-laws or by statute expressly directed or required to be done by the Corporation at meetings of the shareholders.

                  2.02 Resident Canadians - Except where the Corporation is a non-resident corporation, a majority of the directors shall be resident Canadians.

                  2.03 Qualifications - The qualifications of each director shall be that he is 18 years of age or over and that he is not an undischarged bankrupt or mentally incompetent person.

                  2.04 Election and Term - The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. If an election of directors is not held at the proper time, the directors shall continue in office until their successors are elected. No election or appointment of a director is effective without his consent given in person at the meeting or in writing within ten days thereafter.

                  2.05 Resignation - A director may resign from office upon giving notice thereof in writing to the Corporation and such resignation becomes effective in accordance with its terms or upon acceptance by the board or by the shareholders in general meeting.

                  2.06 Removal - Subject to subsection 2 of section 140 of the Act, the shareholders may, by resolution passed by a majority of the votes cast at a general meeting of shareholders duly called for that purpose, remove any director before the expiration of his term




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of office and may, by a majority of votes cast at the meeting, elect any person in his stead for the remainder of his term.

         2.07 Vacation of office - The office of a director is vacated if he resigns his office, if he is removed from office by the shareholders, or if he ceases to have the necessary qualifications.

         2.08 Vacancies - Where a vacancy occurs in the board, and a quorum of directors remains, the directors remaining in office may appoint a qualified person to fill the vacancy for the remainder of the term. If there is not then a quorum of directors in office, the director or directors then in office shall forthwith call a general meeting of the shareholders to fill the vacancies, and, in default or if there are no directors then in office, the meeting may be called by any shareholder. When the number of directors is increased, the vacancies resulting from such increase shall only be filled by election at a general meeting of the shareholders duly called for that purpose.

                            3. MEETINGS OF DIRECTORS

         3.01 Place of Meetings - Meetings of the board of directors may be held at the head office of the Corporation or at any other place within or outside of Ontario but, except where the Corporation is a non-resident corporation, in any financial year of the Corporation a majority of the meetings of the board shall be held at a place within Canada.

         3.02 Meetings by Telephone - Where all the directors have consented thereto, any director may participate in a meeting of the board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and a director participating in a meeting pursuant to this subsection shall be deemed for the purposes of the Act and these by-laws to be present in person at the meeting. If a




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majority of the directors participating in such a meeting are then in Canada, the meeting shall be deemed to be held in Canada.

         3.03 Calling of Meetings - Meetings of the board shall be held from time to time at such place, at such time and on such day as the president or a vice-president who is a director or any two directors may determine, and the secretary shall call meetings when directed or authorized by the president or by a vice-president who is a director or by any two directors.

         Notice of every meeting so called shall be given to each director not less than 48 hours (excluding any part of a Sunday and of a holiday as defined by the Interpretation Act) before the time when the meeting is to be held, except that no notice of a meeting shall be necessary if all the directors are present or if those absent have waived notice of or otherwise signified their consent to the holding of such meeting.

         3.04 Regular Meetings - The board may appoint a day or days in any month or months for regular meetings at a place and hour to be named. A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meetings.

         3.05 First Meeting of New Board - Each newly elected board may without notice hold its first meeting for the purpose of organization and the election and appointment of officers immediately following a meeting of shareholders at which such board is elected, provided that a quorum of directors is present.

         3.06 Quorum - A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the board, provided that, except where the Corporation is a non-resident corporation, a majority of those present are resident Canadians.




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         3.07 Votes to Govern - At all meetings of the board, every question shall be decided by a majority of the votes cast on the question; and in case of an equality of votes, the chairman of the meeting has a second or casting vote.

         3.08 Disclosure of Interests in Contracts - Every director of the Corporation who has, directly or indirectly, any interest in any contract or transaction to which the Corporation is or is to be a party, other than a contract or transaction limited solely to his remuneration as a director, officer or employee, shall declare his interest in such contract or transaction at a meeting of the directors of the Corporation as required by the Act and shall at that time disclose the nature and extent of such interest including, as to any contract or transaction involving the purchase or sale of assets by or to the Corporation or subsidiary thereof, the cost of the assets to the purchaser and the cost thereof to the seller if acquired by the seller within five years before the date of the contract or transaction, to the extent to which such information is within his knowledge or control.

                         4. REMUNERATION AND PROTECTION

         4.01 Remuneration - The directors shall be paid such remuneration for their services as directors as may from time to time be authorized by by-law confirmed by the shareholders in accordance with the Act. Such remuneration shall be in addition to any salary or professional fees payable to a director who serves the Corporation in any other capacity. In addition, directors shall be paid such sums in respect of their out-of-pocket expenses incurred in attending board, committee or shareholders meetings or otherwise in respect of the performance by them of their duties as the board may from time to time determine.

         4.02 Indemnity of Directors and Officers - Subject to subsection 2 of section 147 of the Act, every director and officer of the Corporation and his heirs, executors,


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administrators and other legal personal representatives, shall, from time to time be indemnified and saved harmless by the Corporation from and against,

         (a) any liability and all costs, charges and expenses that such director or officer sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office; and

         (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Corporation, except such costs, charges or expenses as are occasioned by his own wilful neglect or default.

                                   5. OFFICERS

         5.01 Election or Appointment - At the first meeting of the board after each election of directors, the board shall elect or appoint a president, and a secretary and if deemed advisable may appoint one or more vice-presidents, a general manager, a treasurer and such other officers as the board may determine including one or more assistants to any of the officers so appointed. None of the said officers, except the president need be a director or shareholder. Any two of the said offices may be held by the same person. If the same person holds the office of secretary and treasurer, he may, but need not, be known as the secretary-treasurer.

         5.02 Term, Remuneration and Removal - The terms of employment and remuneration of all officers elected or appointed by the board (including the president) shall be determined from time to time by resolution of the board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board at any time with or without cause.




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         5.03 President - The president shall be the chief executive officer of the Corporation. He shall, if present, preside at all meetings of the shareholders and of the directors and shall be charged with the general supervision of the business and affairs of the Corporation. Except when the board has appointed a general manager or managing director, the president shall also have the powers and be charged with the duties of that office.

         5.04 Vice-President - The vice-president, or if there are more than one, the vice-presidents in order of seniority (as determined by the board) shall be vested with all the powers and shall perform all the duties of the president in the absence or disability or refusal to act of the president, except that he shall not preside at meetings of the directors or shareholders unless he is qualified to attend meetings of directors or shareholders as the case may be. If a vice-president exercises any such duty or power, the absence or inability of the president shall be presumed with reference thereto. A vice-president shall also perform such duties and exercise such powers as the president may from time to time delegate to him or the board may prescribe.

         5.05 General Manager - The general manager, if one is appointed, shall have the general management and direction, subject to the authority of the board and the supervision of the president, of the Corporation's business and affairs and the power to appoint and remove any and all officers, employees and agents of the Corporation not elected or appointed directly by the board and to settle the terms of their employment and remuneration. If and so long as the general manager is a director, he may but need not be known as the managing director.

                  5.06 Secretary - The secretary shall attend all meetings of the directors, shareholders and committees of the board and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; he shall give, or cause to be given, when instructed, notices required to be given to shareholders, directors, auditors and members




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of committees; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and other instruments belonging to the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

         5.07 Treasurer - The treasurer shall keep, or cause to be kept proper accounting records as required by the Act; he shall deposit or cause to be deposited all monies received by the Corporation in the Corporation's bank account; he shall, under the direction of the board, supervise the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board, whenever required, an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

         5.08 Other Officers - The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

         5.09 Variation of Duties - From time to time the board may vary, add to or limit the powers and duties of any officer or officers.

         5.10 Agents and Attorneys - The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

         5.11 Fidelity Bonds - The board may require such officers, employees and agents of the Corporation as it deems advisable to furnish bonds for the faithful performance of their duties, in such form and with such surety as the board may from time to time prescribe.





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                           6. MEETINGS OF SHAREHOLDERS

         6.01 Annual Meetings - The annual meeting of shareholders of the Corporation shall be held at such time and on such day in each year as the board, or the president, or a vice-president who is a director may from time to time determine, for the purpose of receiving the reports and statements required by the Act to be laid before the annual meeting, electing directors, appointing auditors and fixing or authorizing the board to fix their remuneration, and for the transaction of such other business as may properly be brought before the meeting.

         6.02 Special Meetings - The directors may at any time call a special general meeting of shareholders, or a meeting of any class or classes of shareholders, for the transaction of any business which may properly be brought before such a meeting of shareholders.

         6.03 Place of Meetings - Meetings of shareholders shall be held at the head office of the Corporation, or at such other place within Ontario as the directors from time to time determine.

         6.04 Notice of Meetings - Notice of the time and place of each meeting of shareholders shall be given not less than 10 days and not more than 50 days before the date of the meeting to the auditor of the Corporation, to each director, and to each person who appears on the records of the Corporation at the close of business on the day next preceding the giving of the notice as a shareholder entitled to notice of the meeting. Notice of a special meeting of shareholders shall state the general purpose of the business to be transacted at the meeting. A meeting of shareholders may be held at any time without notice if all the shareholders entitled to vote thereat are present in person or represented by proxy or those not so present or represented have waived notice and if the auditor and the directors are present or have waived notice of the meeting.




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         6.05 Persons Entitled to be Present - The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who although not entitled to vote are entitled or required under any provision of the Act or by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

         6.06 Quorum - Two persons present in person and each being a shareholder entitled to vote thereat or a duly appointed proxy for an absent shareholder so entitled shall constitute a quorum for the transaction of business at any meeting of shareholders.

         6.07 Right to Vote - At any meeting of shareholders, every person shall be entitled to vote who, at the time of taking the vote, is entered on the register of shareholders as the holder of one or more shares carrying the right to vote at such meeting, subject to the provisions of the Act as to shares that have been mortgaged or hypothecated.

         6.08 Personal Representative - Where a person holds shares as a personal representative, that person or his proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him.

         6.09 Joint Shareholders - Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right in the absence of the other or others to vote in respect of such share or shares but, if more than one of such persons is present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

         6.10 Proxies - Every shareholder, including a corporate shareholder, entitled to vote at a meeting of shareholders may appoint a person, who need not be a shareholder, as his




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nominee to attend and act for him at the meeting in the manner, to the extent and with the power conferred by the instrument appointing him. An instrument appointing a proxy shall be in writing executed by or on behalf of the appointor, and, if the appointor is a corporation under its corporate seal, or by an officer or attorney thereof duly authorized, and ceases to be valid one year from its date. Subject to the requirements of the Act, the instrument may be in such form as the directors from time to time prescribe or in such other form as the chairman of the meeting may accept as sufficient, and shall be deposited with the secretary of the meeting before any vote is taken under its authority, or at such earlier time and in such manner as the board may prescribe.

         6.11 Scrutineers - At each meeting of shareholders one or more scrutineers may be appointed by a resolution of the meeting or by the chairman with the consent of the meeting to serve at the meeting. Such scrutineers need not be shareholders of the Corporation.

         6.12 Votes to Govern - Unless otherwise required by the Act, or the articles or by-laws of the Corporation, all questions proposed for the consideration of the shareholders at a meeting shall be decided by a majority of the votes cast thereon, and in case of an equality of votes the chairman of the meeting has a second or casting vote.

         6.13 Show of Hands - At all meetings of shareholders every question shall be decided by a show of hands unless a poll thereon be required by the chairman or be demanded by any person present and entitled to vote. Upon a show of hands every person present and entitled to vote, has one vote regardless of the number of shares he represents. After a show of hands has been taken upon any question the chairman may require or any person present and entitled to vote may demand a poll thereon. Whenever a vote by show of hands shall have been taken upon a question unless a poll thereon be so required or demanded a declaration by the chairman that




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the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of holders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

         6.14 Polls - If a poll is required by the chairman of the meeting or is demanded and the demand is not withdrawn, a poll upon the question shall be taken in such manner as the chairman of the meeting directs.

         6.15 Adjournment - The chairman of a meeting of share on shares registered in the name of a shareholder who is indebted to the Corporation, to the extent of such debt.

                                    7. SHARES

         7.01 Allotment - The board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation, including any shares created by supplementary articles increasing or otherwise varying the capital of the Corporation, to such person or persons or class of persons as the board shall by resolution determine, provided that no share shall be allotted until it has been fully paid.

         7.02 Lien for Indebtedness - The Corporation has a lien or against the question. The result of the vote so taken and declared shall be the decision of the Corporation on the question. A demand for a poll may be withdrawn at any time prior to the taking of the poll.

         7.03 Share Certificates - Every holder of one or more fully paid shares of the Corporation is entitled, without payment, to a share certificate showing the number and class of shares held by him as shown on the records of the Corporation. Share certificates shall be in such form or forms as the board from time to time approves. Unless otherwise ordered by the board, they shall be signed by the president or a vice-president and by the secretary or an





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assistant secretary and need not be under the corporate seal; provided that certificates representing shares in respect of which a transfer agent or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent or registrar. If authorized by resolution of the board, the corporate seal of the Corporation and the signature of one of the signing officers, or in the case of share certificates representing shares in respect of which a transfer agent or registrar has been appointed, the signatures of both signing officers, may be printed, engraved, lithographed, or otherwise mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. Share certificates executed as aforesaid shall be valid notwithstanding that one or both of the officers whose signature (whether manual or facsimile) appears thereon no longer holds office at the date of issue or delivery of the certificate.

         7.04 Replacement of Share Certificates - The board may by resolution prescribe, either generally or in a particular case, the conditions upon which a new share certificate may be issued to replace a share certificate which has been defaced, lost, stolen or destroyed.

         7.05 Transfer Agent and Registrar - The directors may from time to time by resolution appoint or remove a transfer agent or a registrar, or both, (who may, but need not be the same individual or company) for the shares of the Corporation and may provide for the Declaration

         7.06 Joint Shareholders - If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for the certificate issued in




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respect thereof and for any dividend, bonus, return of capital or other money payable in respect of such shares.

                                  8. DIVIDENDS

         8.01 Declaration - Subject to the Act and articles, the board may from time to time by resolution declare dividends payable to the shareholders according to their respective rights in the Corporation.

         8.02 Stock Dividends - For the amount of any dividend that the board may lawfully declare payable in money, it may declare a stock dividend and issue shares therefor as fully paid shares.

         8.03 Payment - A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class in respect of which it has been declared, and mailed by ordinary mail postage prepaid to such registered holder at his last address appearing on the records of the Corporation. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and if more than one address appears on the books of the Corporation in respect of such joint holding the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque be not paid on presentation.

         8.04 Non-Receipt - of Cheque - In the event of non-receipt of any cheque for a dividend by the person to whom it is so sent as aforesaid, the Corporation on proof of such non-receipt and upon satisfactory indemnity being given to it shall issue to such person a replacement cheque for a like amount.




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         8.05 Purchase of Business as of Past Date - Where any business is purchased by the Corporation as from a past date (whether such date be before or after the incorporation of the Corporation) upon terms that the Corporation shall as from that date take the profits and bear the losses of the business, such profits or losses as the case may be shall, at the discretion of the directors be credited or debited wholly or in part to revenue account, and in that case the amount so credited or debited shall, for the purpose of ascertaining the fund available for dividends, be treated as a profit or loss arising from the business of the Corporation.

                                 9. FISCAL YEAR

         9.01 Fiscal Year - The financial or fiscal year of the Corporation shall end on the 3rd day of May in each year.

                                   10. NOTICES

         10.01 Method of Giving - Any notice, communication or other document to be given by the Corporation to a shareholder, director, officer, or auditor of the Corporation under any provision of the articles or by-laws shall be sufficiently given if delivered personally to the person to whom it is to be given, or if delivered to his last address as shown on the records of the Corporation, or if mailed by prepaid post in a sealed envelope addressed to him at his last address shown on the records of the Corporation or if telegraphed. The secretary may change the address on the records of the Corporation of any shareholder in accordance with any information believed by him to be reliable. A notice, communication or document so delivered shall be deemed to have been given when it is delivered personally or at the address aforesaid; a notice, communication or document so mailed shall be deemed to have been given when it is deposited in a post office or public letter box; and a telegraphed notice shall be deemed to have been given when it is delivered to the appropriate communication company or agency or its representative for dispatch.



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         10.02 Computation of Time - In computing the date when notice must be given under any provision of the articles or by-laws requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall, unless otherwise provided, be included.

         10.03 Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer, or auditor, or the non-receipt of any notice by any shareholder, director, officer, or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

         10.04 Notice to Joint Shareholders - All notices with respect to any shares registered in more than one name may if more than one address appears on the records of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to all the holders of such shares.

         10.05 Persons Entitled By Death or Operation of Law - Every person who by operation of law, by transfer or the death of a shareholder or otherwise becomes entitled to shares, is bound by every notice in respect of such shares which has been duly given to the registered holder of such shares prior to his name and address being entered on the records of the Corporation.

         10.06 Waiver of Notice - Any shareholder (or his duly appointed proxy) director, officer or auditor may waive any notice required to be given under the articles or by-laws of the Corporation and such waiver, whether given before or after the meeting or other event of which notice is required to be given shall cure any default in the giving of such notice.




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         10.07 Signatures to Notices - The signatures to any notice to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

                           11. EXECUTION OF DOCUMENTS

         11.01 Signing Officers - Deeds, transfers, assignments, contracts and obligations of the Corporation may be signed by the president or a vice-president or a director together with the secretary or treasurer or an assistant secretary or assistant treasurer or another director. Notwithstanding this, the board may at any time and from time to time direct the manner in which and the person or persons by whom any particular deed, transfer, contract or obligation or any class of deeds, transfers, contracts or obligations may be signed.

         11.02 Seal - Any person authorized to sign any document may affix the corporate seal thereto.

         ENACTED this 3rd day of May, 1979.


                                              ----------------------------------
                                                          Presient


                                              ----------------------------------
                                                          Secretary


                                                        (Corporate Seal)




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         The foregoing by-law is hereby passed by the directors of the
Corporation pursuant to The Business Corporations Act, as evidenced by the respective signatures hereto of all the directors.

         Dated the 3rd day of May, 1979

         In lieu of confirmation at a general meeting of the shareholders, we the undersigned, being all of the shareholders of the Corporation entitled to vote at a meeting of shareholders, hereby confirm in writing the above by-law pursuant to The Business Corporations Act.

         Dated the 3rd day of May, 1979.




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                                  BY-LAW NO. 2

                         A by-law respecting the borrowing of money, the issuing of debt obligations and the securing of liabilities by G.G.S. TOOL & DYE LTD.


         BE IT ENACTED as a special by-law of G. G. S. TOOL & DYE LTD.

(hereinafter referred to as the "Corporation") as follows: -

         The directors of the Corporation may from time to time:

         (a) borrow money on the credit of the Corporation;

         (b) issue, sell or pledge debt obligations of the Corporation; or

         (c) charge, mortgage, hypothecate or pledge all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

         ENACTED this 3rd day of May, 1979.


-------------------------------------      -------------------------------------
             President                                  Secretary


                                                     (Corporate Seal)


         The foregoing by-law is hereby passed by the directors of the Corporation pursuant to The Business Corporations Act, as evidenced by the respective signatures hereto of all the directors.

         Dated the 3rd day of May, 1979.




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         The foregoing by-law is hereby confirmed pursuant to The Business
Corporations Act, by all the shareholders entitled to vote at a meeting of shareholders of the Corporation, as evidenced by their respective signatures hereto.

         Dated the 3rd day of May, 1979.

         The foregoing by-law is hereby passed by the directors of the Corporation pursuant to The Business Corporations Act, as evidenced by the respective signatures hereto of all the Directors.

         DATED the 3rd day of May, 1979


                          ----------------------------

                          ----------------------------

                          ----------------------------


         The foregoing by-law is hereby confirmed pursuant to The Business Corporations Act, by all the shareholders entitled to vote at a meeting of shareholders of the Corporation as evidenced by their respective signatures hereto.



                          ----------------------------

                          ----------------------------

                          ----------------------------




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                                 BY-LAW NUMBER 3

         A By-law respecting the borrowing of money and the issue of securities by G.G.S . TOOL & DYE LTD.

         Be it enacted by the Directors of G.G.S. TOOL & DYE LTD. as a as a Special By-law of the said Corporation as follows:

         The Directors of the Corporation may from time to time:

         (a)  borrow money upon the credit of the Corporation;

         (b) issue, sell or pledge debt obligations of the Corporation, including without limitation, bonds, debentures, notes or other similar obligations of the Corporation whether secured or unsecured;

         (c) charge, mortgage, hypothecate or pledge all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any such debt obligations or any money borrowed, or other debt or liability of the Corporation;

         (d) delegate to such one or more of the officers and Directors of the Corporation as may be designated by the Directors all or any of the powers conferred, by the foregoing clauses of this By-law to such extent and in such manner as the Directors shall determine at the time of each such delegation.

         Passed by the Directors and sealed with the Corporation's seal this 3rd day of May, 1979


                                      ------------------------------------------
                                               Sava Vasic, President


                                      ------------------------------------------
                                           Gavrilo Martinovic, Secretary




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         The undersigned officers of the within named Corporation hereby certify that the By-law on the reverse side hereof is a true and complete copy of a Special By-law of the said Corporation which was

         (i) consented to by the signatures of all the directors of the said Corporation

         (ii) passed by the directors of the said Corporation at a meeting duly called and regularly held on the 3rd day of May, 1979

         (iii) By the consent in writing of all the shareholders entitled to vote at a general meeting of the shareholders of the said Corporation.

         (iv) at a general meeting of the shareholders of the said Corporation duly called for that purpose and regularly held by at least two-thirds of the votes cast at such meeting or such greater proportion of the votes cast at such meeting as the articles of the said Corporation provide for confirmation of a special by-law, all as set forth and recorded in the minute book of the proceedings of the directors and of the shareholders of the said Corporation; and further that the said Special By-law is now in full force and effect.

         WITNESS our hands and the corporate seal of the said Corporation this 3rd day of May, 1979.



                                             -----------------------------------
                                                    Sava Vasic, President



                                             -----------------------------------
                                               Gavrilo Martinovic, Secretary,
                                                         Treasurer

                                  BY LAW N0. 4

                         A By-law changing the number and quorum of Directors of G.G.S. Tool & Dye Ltd.

BE IT ENACTED as a special by-law of the Corporation as follows:

         1. The number of directors of the Corporation is hereby decreased from three to two, so that the board of directors of the Corporation shall hereafter be composed of two directors.

         2. The two directors shall constitute a quorum at any meeting of the board of directors.

         3. All prior by-laws, resolutions and proceedings of the Corporation inconsistent herewith are hereby amended, modified and revised in order to give effect to this by-law.


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         The foregoing by-law is hereby passed by the directors of the
Corporation pursuant to the Business Corporations Act, as evidenced by the respective signatures hereto of all the Directors.

         DATED the 18th day of July, 1980.


                                             -----------------------------------
                                             -----------------------------------


         The foregoing by-law is hereby confirmed pursuant to The Business Corporations Act, by all of the shareholders entitled to vote a meeting of shareholders of the Corporatin, as evidenced by their respective signatures hereto.

         DATED the 18th day of July, 1980.


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